                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             COBALT NETWORKS, INC.,

                        BLUE TORTILLA ACQUISITION CORP.

                                      AND

                                CHILI!SOFT, INC.

                           Dated as of March 22, 2000

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I THE MERGER.......................................................   2

        1.1     The Merger.................................................   2
        1.2     Effective Time.............................................   2
        1.3     Effect of the Merger.......................................   2
        1.4     Articles of Incorporation; Bylaws..........................   2
        1.5     Directors and Officers.....................................   2
        1.6     Aggregate Merger Consideration; Effect on Capital Stock....   3
        1.7     Dissenters' Rights.........................................   8
        1.8     Surrender of Certificates..................................   8
        1.9     No Further Ownership Rights in Company Capital Stock.......  10
        1.10    Lost, Stolen or Destroyed Certificates.....................  10
        1.11    Tax and Accounting Consequences............................  10
        1.12    Taking of Necessary Action; Further Action.................  10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  11

        2.1     Organization and Qualification.............................  11
        2.2     Subsidiaries...............................................  11
        2.3     Company Capital Structure..................................  11
        2.4     Authority..................................................  13
        2.5     No Conflict................................................  13
        2.6     Consents...................................................  13
        2.7     Company Financial Statements...............................  14
        2.8     No Undisclosed Liabilities.................................  14
        2.9     No Changes.................................................  14
        2.10    Tax and Other Returns and Reports..........................  14
        2.11    Restrictions on Business Activities........................  16
        2.12    Title to Properties; Absence of Liens and Encumbrances.....  16
        2.13    Governmental Authorization.................................  17
        2.14    Intellectual Property......................................  17
        2.15    Product Warranties; Defects; Liabilities...................  22
        2.16    Agreements, Contracts and Commitments......................  22
        2.17    Interested Party Transactions..............................  24
        2.18    Compliance with Laws.......................................  25
        2.19    Litigation.................................................  25
        2.20    Insurance..................................................  25
        2.21    Minute Books...............................................  25
        2.22    Environmental Matters......................................  25
        2.23    Brokers' and Finders' Fees.................................  27
        2.24    Employee Matters and Benefit Plans.........................  27
        2.25    Bank Accounts..............................................  32
        2.26    Indemnification Obligations................................  32
        2.27    Board Approval.............................................  32
        2.28    Representations Complete...................................  32

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
        SUB................................................................   33

        3.1     Organization of Parent and Merger Sub......................   33
        3.2     Authority..................................................   33
        3.3     Parent Common Stock........................................   33
        3.4     SEC Filings; Parent Financial Statements...................   34
        3.5     Parent Capital Structure...................................   34
        3.6     Litigation.................................................   34
        3.7     No Material Adverse Change.................................   34
        3.8     Board Approval.............................................   35
        3.9     Merger Sub.................................................   35
        3.10    Brokers' and Finders' Fees.................................   35
        3.11    Representations Complete...................................   35

ARTICLE IV SECURITIES ACT COMPLIANCE; REGISTRATION.........................   35

        4.1     Securities Act Exemption...................................   35
        4.2     Stock Restrictions.........................................   35
        4.3     The Company Shareholders' Restrictions Regarding
                Securities Law Matters.....................................   36
        4.4     The Company Shareholders' Restrictions Regarding Market
                Standoff Agreements........................................   37

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME..............................   38

        5.1     Conduct of Business of the Company.........................   38
        5.2     No Conversion..............................................   42
        5.3     Reorganization.............................................   42

ARTICLE VI ADDITIONAL AGREEMENTS...........................................   42

        6.1     Information Statement and Section 3(a)(10) Permit..........   42
        6.2     Shareholder Approval.......................................   44
        6.3     Access to Information......................................   44
        6.4     Confidentiality............................................   44
        6.5     Public Disclosure..........................................   44
        6.6     Consents...................................................   45
        6.7     FIRPTA Compliance..........................................   45
        6.8     Legal Conditions to the Merger.............................   45
        6.9     Best Efforts; Additional Documents and Further Assurances..   45
        6.10    Notification of Certain Matters............................   46
        6.11    Reorganization.............................................   46
        6.12    Declaration of Registration Rights.........................   46
        6.13    Form S-8...................................................   46
        6.14    Nasdaq National Market.....................................   46
        6.15    Voting Agreements..........................................   46
        6.16    Non-Competition Agreements.................................   46

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

        6.17    Blue Sky Laws..............................................   47
        6.18    Benefit Arrangements.......................................   47
        6.19    Bonus Plan.................................................   47
        6.20    Termination of Company Investor Rights.....................   47
        6.21    No Solicitation............................................   47
        6.22    Termination of 401(k) Plan.................................   48
        6.23    Termination of Company Severance Plans.....................   48
        6.24    Export Laws................................................   48
        6.25    Hart-Scott Rodino..........................................   48
        6.26    Indemnification............................................   49
        6.27    Retention Bonus Agreements.................................   50

ARTICLE VII CONDITIONS TO THE MERGER.......................................   50

        7.1     Conditions to Obligations of Each Party to Effect the
                Merger.....................................................   50
        7.2     Additional Conditions to Obligations of the Company........   52
        7.3     Additional Conditions to the Obligations of Parent and
                Merger Sub.................................................   52

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............   54

        8.1     Survival of Representations and Warranties.................   54
        8.2     Escrow Arrangements and Indemnification....................   54

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER...............................   63

        9.1     Termination................................................   63
        9.2     Effect of Termination......................................   64
        9.3     Amendment..................................................   64
        9.4     Extension; Waiver..........................................   64

ARTICLE X GENERAL PROVISIONS...............................................   65

        10.1    Notices....................................................   65
        10.2    Expenses...................................................   66
        10.3    Interpretation.............................................   66
        10.4    Counterparts...............................................   67
        10.5    Entire Agreement; Assignment...............................   67
        10.6    Severability...............................................   67
        10.7    Other Remedies.............................................   67
        10.8    Governing Law..............................................   67
        10.9    Rules of Construction......................................   67
        10.10   Specific Performance.......................................   67

                               INDEX OF EXHIBITS

Exhibit                 Description
------------------------------------------------------------------------------------------------
Exhibit A                Form of Voting Agreement
Exhibit B                Form of Non-Competition Agreement
Exhibit C                Form of Merger Agreement
Exhibit D                Form of Surviving Company Articles of Incorporation
Exhibit E                Form of Parent Lockup Agreement
Exhibit F                Form of Declaration of Registration Rights
Exhibit G                Form of Affiliate Agreement
Exhibit H                Form of Press Release
Exhibit I                Form of Bonus Plan
Exhibit J                Form of Wilson Sonsini Goodrich & Rosati Opinion
Exhibit K                Form of Escrow Agreement
Exhibit L                Form of Crosby, Heafey, Roach & May Opinion

                               INDEX OF SCHEDULES

Schedule              Description
--------              ---------------------------------------------------------------------
2.3(a)                Shareholder List
2.3(b)                Option and Warrant Holder List
2.5                   Conflicts
2.6                   Governmental and Third Party Consents
2.8                   Undisclosed Liabilities
2.9                   No Changes
2.10                  Tax Returns and Audits
2.12(a)               Leased Real Property
2.12(b)               Liens on Property
2.12(c)               Equipment
2.13                  Government Authorizations
2.14(b)               Registered Intellectual Property Rights
2.14(c)               IP Actions To Be Taken Within 120 Days of Closing Date; Special Status
2.14(h)               Intellectual Property In-Licenses
2.14(j)               Form of Proprietary Information, Confidentiality and Assignment Agreement
2.14(k)               Third Party Ownership Rights to Licensed Technology or Intellectual Property
2.14(m)               Form of "Shrink-Wrap" License; Outbound Licenses
2.14(n)               Intellectual Property Obligations
2.14(t)               Necessary Technology and Intellectual Property Rights
2.15                  Product Warranties and Standard Forms of Agreements
2.16(a)               Agreements, Contracts and Commitments
2.16(b)               Breaches
2.17                  Interested Party Transactions
2.19                  Litigation
2.22                  Hazardous Materials and Environmental Matters
2.23                  Brokers/Finders Fees
2.24(b)               Employee Benefit Plans and Employees
2.24(d)               Employee Plan Compliance
2.24(g)               Post-Employment Obligations
2.24(i)(i)            Effect of Transaction
2.24(i)(ii)           Excess Parachute Payments
2.24(j)               Officers, Directors and Employees
2.24(k)               Labor
2.25                  Bank Accounts
6.15                  Company Shareholders to Sign Voting Agreement
6.17                  Persons to Sign Non-Competition Agreements

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 22, 2000 among Cobalt Networks, Inc., a Delaware corporation ("Parent"), Blue Tortilla Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Chili!Soft, Inc., a California corporation (the "Company"), Warren J. Packard and [Scot E. Land] (each such natural person a "Securityholder Agent" and collectively, the "Securityholder Agents").

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the California Corporations Code (the "California Law"). Upon consummation of the Merger, the Merger Sub will cease to exist, and the Company will be a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

     C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

     D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the shareholders of the Company listed on Schedule 6.17 hereto (including but not
                                      -------------
limited to, the executive officers and directors of the Company and all shareholders affiliated with those officers and directors) is entering into a Voting Agreement substantially in the form attached hereto as Exhibit A (the
                                                              ---------
"Voting Agreement").

     F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the employees of the Company listed on Schedule 6.15 hereto are entering into Non-
                                   -------------
Competition Agreements substantially in the form attached hereto as Exhibit B
                                                                    ---------
(the "Non-Competition Agreements").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2)
          ----------
and subject to and upon the terms and conditions of this Agreement and California Law, the Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is referred to hereinafter sometimes as the "Surviving Corporation."

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than three business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Merger Agreement, in substantially the form attached hereto as Exhibit C (the "Merger Agreement"),
                                          ---------
with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of acceptance by the Secretary of State of California of such filing being referred to herein as the "Effective Time"). Merger Sub and the Company shall take such other actions as required to effect the Merger pursuant to the relevant provisions of the California Law.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company as amended and restated substantially in the form attached hereto as Exhibit D until thereafter
                                                      ---------
amended as provided by law and such Articles of Incorporation.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the

Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Aggregate Merger Consideration; Effect on Capital Stock. The aggregate
          -------------------------------------------------------
maximum number of shares of common stock of Parent ("Parent Common Stock") to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding capital stock of the Company ("Company Capital Stock") and all outstanding unexpired and unexercised options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be referred to herein as the "Aggregate Share Number." The Aggregate Share Number shall be 1,150,000 shares. No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in the Articles of Incorporation of the Company, as amended through the date hereof):

          (a)  Conversion of Company Common Stock. Each share of common stock of
               ----------------------------------
the Company, no par value per share, ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(e) and any "Dissenting Shares" (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Common Exchange Ratio (as defined in Section 1.6(c) below) upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

          (b)  Conversion of Company Preferred Stock.
               -------------------------------------

               (i)  Series A Preferred Stock. Each share of Series A Preferred
                    ------------------------
Stock of the Company, no par value per share, ("Series A Preferred") issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the quotient computed by dividing (A) the sum of $0.85 (the "Series A Preference Amount") plus the Per Share Amount (as defined in Section 1.6(c) below), by (B) the Average Closing Price upon surrender of the certificate representing such share of Series A Preferred in the manner provided in Section 1.8. In the event that the aggregate of the Total Preference Amount less the Key Employee Amount exceeds the amount equal to the Net Consideration, the Series A Preference Amount shall be reduced proportionately by a number equal to the ratio of (A) the Net Consideration divided by (B) the Total Preference Amount less the Key Employee Amount.

              (ii) Series B Preferred Stock. In the event that the fair market
                   ------------------------
value of the Parent Common Stock to be issued on the Closing Date is less than $43 million, each share of

Series B Preferred Stock of the Company, no par value per share, ("Series B Preferred") issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the quotient computed by dividing (A) the sum of $2.42 (the "Series B Preference Amount") plus the Per Share Amount, by (B) the Average Closing Price upon surrender of the certificate representing such share of Series B Preferred in the manner provided in Section 1.8. In the event that the aggregate of the Total Preference Amount less the Key Employee Amount exceeds the amount equal to the Net Consideration, the Series B Preference Amount shall be reduced proportionately by a number equal to the ratio of (A) the Net Consideration divided by (B) the Total Preference Amount less the Key Employee Amount. If the Aggregate Share Number multiplied by the fair market value of such Parent Common Stock is greater than or equal to $43 million, then each share of Series B Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive the number of shares of Parent Common Stock equal to the Common Exchange Ratio (as defined in Section 1.6(c) below).

          (c)  Definitions.
               -----------

               (i)  Common Exchange Ratio. The "Common Exchange Ratio" shall be
                    ---------------------
equal to the Per Share Amount divided by the Average Closing Price.

               (ii) Per Share Amount.  The "Per Share Amount" shall be equal to
                    ----------------
the quotient (rounded to the sixth decimal place) of (A) the Aggregate Consideration minus the Total Preference Amount divided by (B) the sum of the Diluted Common Shares plus the Total Preferred Shares.

               (iii) Total Preference Amount. The "Total Preference Amount"
                     -----------------------
shall be equal to the sum of (A) the Series A Preference Amount multiplied by the Total Series A Shares plus (B) the Series B Preference Amount, if applicable, multiplied by the Total Series B Shares.

               (iv) Total Series A Shares. The "Total Series A Shares" shall be
                    ---------------------
equal to the number of shares of Series A Preferred outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)).

               (v)  Total Series B Shares. The "Total Series B Shares" shall be
                    ---------------------
equal to the number of shares of Series B Preferred outstanding immediately prior to the Effective Time (other than any shares of Series B Preferred to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)).

               (vi) Total Preferred Shares. The "Total Preferred Shares" shall
                    ----------------------
be equal to the number of shares of Preferred Stock of the Company outstanding immediately prior to the Effective Time (other than any shares of Preferred Stock to be canceled pursuant to Section 1.6(e) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)).

               (vii)  Aggregate Consideration. The "Aggregate Consideration"
                      -----------------------
shall be equal to the Aggregate Share Number multiplied by the Average Closing Price.

               (viii)  Key Employee Amount. The "Key Employee Amount" shall be
                       -------------------
equal to the greater of $1,600,000 or 115,000 multiplied by the Average Closing Price. (ix) Net Consideration. The "Net Consideration" shall be equal to the Aggregate Consideration minus the Key Employee Amount.

               (ix) Net Consideration.  The "Net Consideration" shall be equal
                    -----------------
to the Aggregate Consideration minus the Key Employee Amount.

               (x) Average Closing Price. The "Average Closing Price" shall mean
                   ---------------------
the average of of the closing prices of the Parent Common Stock as reported on the Nasdaq National Market over the 30 day period ending three days prior to the Closing Date.

               (xi) Diluted Common Shares. The "Diluted Common Shares" shall
                    ---------------------
mean that number equal to the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time); plus (B) the number of shares of Company Common stock issuable upon exercise of the Company Options (as such term is defined in Section 1.6(f)) outstanding as of February 22, 2000 (regardless of whether such Company Options are vested); plus
(C) the number of shares of Company Common Stock issuable upon exercise of the Key Employee Options (as defined in Section 1.6(i) below); plus (D) the number of shares of Company Common Stock issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any Company Capital Stock immediately prior to the Effective Time; minus (E) any shares of Company Capital Stock issued or issuable to the Parent immediately prior to the Effective Time.

     (d)  Escrow. Of the shares of Parent Common Stock to be issued at the
          ------
Effective Time pursuant to Sections 1.6(a) and (b) hereof (none of which shares of Parent Common Stock shall be unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation), 115,000 shares shall be held in escrow (the "Escrow Amount") pursuant to Article VIII of this Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any "Losses" (as defined in Section 8.2 hereof) incurred in connection with this Agreement and the transactions contemplated hereby.

     (e)  Cancellation of Parent-Owned and Company-Owned Stock. Other than as
          ----------------------------------------------------
set forth in this Agreement and the Merger Agreement, each share of or right to acquire Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (f)  Stock Options.  At the Effective Time, all options to purchase Company
          -------------
Common Stock (each a "Company Option") then outstanding (whether or not exercisable at such time) under the Company's 1997 Stock Option Plan, 1998 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Option Plan"), a Key Employee Option (as defined in Section 1.6(i) below) or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below.

          (i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreement governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable (in the event of full vesting) upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

          (ii) In the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("qualified stock option"), the option price, the number of shares purchasable pursuant to such assumed Parent Common Stock option and the terms and conditions of exercise of such assumed Parent Common Stock option shall be determined in order to comply with Section 424(a) of the Code.

          (iii) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to the Option Plan, and the agreements evidencing the grants of such Company Options shall be deemed to be appropriately amended so that such Company Options shall represent rights to acquire Parent Common Stock on the same terms and conditions as contained in the outstanding Company Options (subject to the adjustments required by this Section 1.6(f) after giving effect to the assumption by Parent as set forth above). Parent shall comply with the terms of the Company Stock Plan and use commercially reasonable efforts to ensure, to the extent permitted by the Code and to the extent required by, and subject to the provisions of, the Option Plan, that Company Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Parent after the Effective Time.

          (iv) Notwithstanding anything to the contrary in this Section 1.6, in lieu of assuming outstanding Company Options in accordance with this Section 1.6(f), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing substantially similar replacement stock options in substitution therefor pursuant to a stock option plan of Parent, which is substantially similar to the Option Plan.

     (g)  Common Warrants. To the extent the warrant to purchase shares of
          ---------------
Company Common Stock (the "Common Warrants") remain exercisable immediately prior to the Effective Time, the Common Warrants shall, in connection with the Merger and pursuant to its terms, be terminated and shall not be assumed by Parent. After the Effective Time, any unexercised portion of the Common Warrants shall not represent any right to purchase any Company Capital Stock or any Parent Common Stock.

     (h)  Convertible Debt.  To the extent there is debt of the Company that is
          ----------------
convertible to Capital Stock of the Company (the "Convertible Debt") immediately prior to the Effective Time, the Convertible Debt shall, in connection with the Merger, be canceled and will no longer be a debt obligation of the Parent or the Company. After the Effective Time, any unconverted portion of the Convertible Debt shall not represent any right to purchase any Company Capital Stock or any Parent Common Stock.

     (i)  Key Employee Options.  To the extent that each of Bryan Grummon, Rick
          --------------------
Kennewick, Russ Ryan and Chris Hogan are entitled to the payments set forth in the Retention and Bonus Agreements dated as of January 12, 2000 attached hereto as Schedule 2.8 (collectively, the "Sale Payment Agreements") pursuant to the
   ------------
terms of such Sale Payment Agreements immediately prior to the Effective Time, each such person will hold an option to purchase that number of shares of Company Common Stock equal to the greater of $400,000 or 28,750 shares of Parent Common Stock multiplied by the Average Closing Price less any applicable withholding taxes required to be paid in connection therewith (collectively, the "Key Employee Options"). At the Effective Time, any Key Employee Options outstanding shall be assumed by the Parent as set forth in Section 1.6(f) hereof.

     (j)  Capital Stock of Merger Sub.  Each share of common stock of Merger Sub
          ---------------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (k)  Adjustments to Exchange Ratios. The Per Share Amount shall be adjusted
          ------------------------------
to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

     (l)  Fractional Shares. No fraction of a share of Parent Common Stock will
          -----------------
be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Average Closing Price.

     1.7  Dissenters' Rights.
          ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with Chapter 13 of the California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

         (b) Notwithstanding the provisions of Sections 1.6(a) and (b) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6(a) or (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent, which will not be unreasonably withheld, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     1.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. Prior to the Effective Time, Parent shall
               --------------
designate BankBoston, N.A. to act as exchange agent (the "Exchange Agent") in the Merger.

          (b)  Parent to Provide Parent Common Stock. No later than one business
               -------------------------------------
day after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf
                                             --------  -------
of the holders of Company Capital Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

          (c)  Exchange Procedures. Promptly after the Effective Time, the
               -------------------
Parent and the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of

Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock; provided, however, that to the
                                            --------  -------
extent that the number of shares of Parent Common Stock into which the shares of Company Capital Stock held by a holder of record of a Certificate is definitively ascertainable following the Closing Date but prior to the Effective Time, the Parent and the Surviving Corporation shall use their commercially reasonable efforts to distribute the letters of transmittal and instructions for exchange prior to the Effective Time. Upon the later of the Effective Time or the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. On the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article
VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership. If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  No Further Ownership Rights in Company Capital Stock. All shares of
          ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10  Lost, Stolen or Destroyed Certificates. In the event any certificates
           --------------------------------------
evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however,
                                                            --------  -------
that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11  Tax and Accounting Consequences.  It is intended by the parties
           -------------------------------
hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368(a) of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368(a) of the Code) and (b) qualify for accounting treatment as a "purchase."

     1.12  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof and referencing a specific representation supplied by the Company to Parent (the "Company Schedules"), as follows:

     2.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any Contracts (as such term is defined in Section 2.16 hereto) by which it is bound. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Such Articles of Incorporation and Bylaws are in full force and effect. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     2.2  Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Company has not agreed nor is Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

     2.3  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 20,000,000 shares of authorized Common Stock, of which 6,096,475 shares are issued and outstanding, and 10,000,000 shares of authorized Preferred Stock (the "Preferred Stock"). The authorized Preferred Stock consists of 1,955,620 shares of authorized Series A Preferred, 1,907,608 of which shares are issued and outstanding, 1,535,000 shares of authorized Series B Preferred, 1,531,364 of which shares are issued and outstanding, and 6,509,380 of which are undesignated and are not issued or outstanding. The Company Capital Stock, including all shares subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule
                                                                      --------
2.3(a) of the Company Schedules. Schedule 2.3(a) of the Company Schedules also
------                           ---------------
indicates for each Company shareholder (i) the share certificate numbers held by such person and (ii) whether any shares of Company Capital Stock held by such shareholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Articles of Incorporation of the Company. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

          (b) The Company has reserved 3,252,676 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan and other Company Options, of which 1,551,600 shares are subject to outstanding, unexercised options, and 575,024 shares remain available for future grant.
Schedule 2.3(b) of the Company Schedules sets forth each outstanding Company
---------------
Option, including the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the status of the option as either an incentive stock option under Section 422 of the Code or a nonstatutory stock option, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Options that are currently outstanding and the form of all stock option agreements evidencing such Company Options. Except as set forth in Section 2.3(b) of the Company Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Merger. The Company has reserved 779,356 shares of Company Common Stock for issuance upon exercise of the Common Warrants net of any Common Warrants held by the Parent. Schedule 2.3(b) of the Company Schedules
                                        ---------------
sets forth the name of the holders of the Common Warrants and exercise price of such Warrant. All issued and outstanding Company Options and Common Warrants have been offered, issued and delivered in compliance with applicable federal and state securities laws and all requirements set forth in applicable contracts, agreements and instruments. All shares of Company Common Stock subject to the issuance aforesaid, upon issuance in accordance with the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The holders of the Common Warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

          (c) There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

         (d) As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

     2.4  Authority.  Subject only to the requisite approval of the Merger and
          ---------
the principal terms of this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's shareholders to duly approve the principal terms of this Agreement and the Merger is that number of shares as would constitute a majority of the outstanding shares of (a) the Company Common Stock and Preferred Stock, voting together as a single class, (b) the Company Common Stock, voting together as a single class, (c) the Series A Preferred Stock, voting separately as a single class, and (d) the Series B Preferred Stock voting together as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general equitable principles.

     2.5  No Conflict.  Assuming that all consents, waivers, approvals, orders,
          -----------
authorizations, registrations, declarations and filings have been duly made or obtained as contemplated by Section 2.6 hereof, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or require any consent, waiver or approval to continue to enjoy the benefits under (any such event, a "Conflict") (a) any provision of the Articles of Incorporation or Bylaws of the Company or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.6  Consents.  No consent, waiver, approval, order or authorization of,
          --------
or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission

("Governmental Entity") (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company, except for (a) the filing of the Merger Agreement with the California Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (c) the filing of such notices and the expiration of such waiting periods as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (d) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.6.
                       ------------

     2.7  Company Financial Statements.  The Company has delivered previously
          ----------------------------
to the Parent true and correct copies of the Company's audited balance sheets as of December 31, 1998 and as of December 31, 1997 and the related audited statement of income for the respective twelve-month periods then ended (the "Company Year-End Financials," and the Company's unaudited balance sheet as of December 31, 1999 and the related unaudited statement of income for the twelve-month period then ended (the "Company Interim Financials," the Company Year-End Financials and the Company Interim Financials shall be collectively referred to as the "Company Financials"). The Company Year-End Financials and the Company Interim Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and are consistent with each other, except for the absence of footnotes and year-end adjustments in the case of the Company Interim Financials. The Company Year-End Financials and Company Interim Financials present fairly the financial condition of the Company as of the dates thereof and the operating results during the period indicated therein. The Company's unaudited Balance Sheet as of December 31, 1999 shall be referred to herein as the "Current Company Balance Sheet."

     2.8  No Undisclosed Liabilities.  The Company does not have any material
          --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (a) has not been reflected in the Current Company Balance Sheet or (b) has not arisen in the ordinary course of the Company's business since December 31, 1998, consistent with past practices.

     2.9  No Changes.  Since December 31, 1999 and through the date of this
          ----------
Agreement the Company has not taken any of the actions set forth in Section 5.1 hereof.

     2.10  Tax and Other Returns and Reports.
           ---------------------------------

           (a) Definition of Taxes. For the purposes of this Agreement, "Tax"
               -------------------
or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) The Company has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company: (A) has paid timely or accrued all Taxes it is required to pay or accrue and (B) has timely withheld (and paid over to the appropriate governmental authorities) with respect to its employees or any third party all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

               (vi) The Company has provided or made available to Parent copies of all federal and state income and all state sales and use Returns for all periods since the date of Company's incorporation.

               (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

               (viii) There is no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

               (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company has (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

                (xii) The Company is not a party to any tax sharing, indemnification or allocation agreement and does not owe any amount under any such agreements.

                (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                (xiv) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed in writing or, to the knowledge of the Company, informally by any Tax authority to the Company or any representative thereof except proposed adjustments or deficiencies that have been resolved prior to the date hereof.

                (xv) The Company utilizes the accrual method of accounting for U.S. federal income tax purposes.

                (xvi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                 (xvii) The Company has not taken any action nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

     2.11  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12  Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

           (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property
                   ----------------
currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and the Company is not, nor to the best of the Company's knowledge, no other party is under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Neither the operations of the Company on such real property nor such real property, including improvements thereon, violate in any material manner any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

           (b) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials and except for liens for taxes not yet due and payable, Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehouse men, laborers and material men and Liens in respect of pledges or deposits under workers' compensation laws, and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

           (c) Schedule 2.12(c) lists all fixed assets (the "Equipment") owned
               ----------------
or leased by the Company as of December 31, 1999, and since such date there have been no material additions or deletions to such Equipment. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company.

           (d) The Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company's current and former customers (the "Company Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

     2.13  Governmental Authorization.  Schedule 2.13 accurately lists each
           --------------------------   -------------
material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance with the terms of the Company Authorizations.

     2.14  Intellectual Property.
           ---------------------

           (a)  Definitions. For all purposes of this Agreement, the following
                -----------
terms shall have the following respective meanings:

                (i) "Technology" shall mean any or all of the following: (A)
                     ----------
works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) tools, methods and processes; and (F) all instantiations of the foregoing in any form and embodied in any media.

     "Intellectual Property Rights" shall mean any or all of the following and
      ----------------------------
all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks");
(E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade dress, trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); (H) all World Wide Web addresses, domain names and sites and (I) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                (ii) "Company Intellectual Property" shall mean any Technology
                      -----------------------------
and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by the Company.

                (iii) "Registered Intellectual Property Rights" shall mean all
                       ---------------------------------------
United States, international and foreign: (A) Patents, to the extent issued or the subject of pending patent applications (provisional or otherwise); (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks and World Wide Web domain name registrations; (C) Copyright registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

               (iv) For all purposes in this Section 2.14, the definitions set forth in this Section 2.14(a) shall exclude shrink wrap licenses to commercially available software sold at retail that are not incorporated in the Company's products or otherwise delivered by the Company to its customers with the Company's products.

          (b) Schedule 2.14(b) lists all Registered Intellectual Property Rights
              ----------------
owned by, filed in the name of, or applied for by, the Company (the "Company Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

          (c) Each item of Company Registered Intellectual Property Rights is subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property Rights. There are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has acquired any ownership of Technology or Intellectual Property Right from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer (subject to any statutory limits on transfer or rights of termination) all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. The Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

          (d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

          (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to original equipment manufacturers ("OEMs"), Internet service provider and/or end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing:
(i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; and (ii) the Company owns exclusively, and has good title to, all registered copyrights that are products of the Company or which the Company otherwise purports to own.

          (f) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

          (g) To the extent that any Technology used in the operation of the Company's business has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment.

          (h) With the exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned (subject to any statutory limits on transfer or rights of termination) all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

          (i) Subject to any statutory limits on transfer or rights of termination, all employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

          (j) The Company has taken all commercially reasonable steps required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Schedule
                                                                       --------
2.14(j), and all current and former employees, consultants and contractors of
-------
the Company who have or had access to the Company's confidential information, Technology or Intellectual Property have executed such an agreement.

          (k) No person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

          (l) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

               (m) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on Schedule 2.14(m), the contracts, licenses
                                  ----------------
and agreements listed on Schedule 2.14(m) list all contract licenses and
                         ----------------
agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

               (n)  Schedule 2.14(n) lists all material contracts, licenses and
                    ----------------
agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

               (o) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

               (p) The operation of the business of the Company as it currently is conducted or is contemplated to be conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) relating to Technology or Intellectual Property or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

               (q) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

               (r) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

               (s) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material or false advertising.

              (t) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

              (u) All of the Company's products (including products currently under development): (i) currently or will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 and February 29, 2000, and currently or will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"); and (ii) lost or will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and February 29, 2000. All of the Company's Information Technology (as defined below) is Year 2000 Compliant, and to the Company's knowledge, have not caused and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000 and February 29, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

              (v) The Company is not the exclusive licensee of any Technology or Intellectual Property Rights.

         2.15 Product Warranties; Defects; Liabilities. Each Company Product has
              ----------------------------------------
been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any present liability or obligation (and to the Company's knowledge, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. No Company Product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. Schedule 2.15 includes a copy of the
                                           -------------
standard terms and conditions of sale, license or lease for each of the Company Products and copies of the Company's standard forms of merchant agreements, portal agreements and professional services agreements.

         2.16  Agreements, Contracts and Commitments.  The Company does not
               -------------------------------------
have, is not a party to nor is it bound by:

               (a)  any collective bargaining agreements,

               (b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company without liability of financial obligation of the Company,

               (c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (d) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

               (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, or under which payments are required to be made by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (f)  any fidelity or surety bond or completion bond,

               (g) any lease of personal property having a value individually in excess of $10,000,

               (h) any agreement of indemnification or guaranty, except for indemnification or guarantees provided in the ordinary course of business in connection with the sale of the Company's products as set forth on
Schedule 2.15,
-------------

               (i) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights,

               (j) any agreement relating to capital expenditures and involving future payments in excess of $25,000,

               (k) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise,

               (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof,

               (m) any purchase order or contract involving the expenditure by the Company of $50,000 or more for the Company's products or $25,000 or more or otherwise,

               (n)  any construction contracts,

               (o) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement,

               (p) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source code license or option or other right to use or acquire source code, including any agreements which provide for source code escrow arrangements,

               (q) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity,

               (r) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice,

               (s) any settlement agreement entered into since the Company's initial incorporation, or

               (t) any other agreement that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

         Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.16(b), the
                                                     ----------------
Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on
Schedule 2.16(a), Schedule 2.14(m) or Schedule 2.14(n) (any such agreement,
----------------  ----------------    ----------------
contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b), is not subject to any
                                      ----------------
default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

         2.17 Interested Party Transactions. To the Company's best
              -----------------------------
knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (b) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(c) a beneficial interest in any contract or agreement set forth in
Schedule 2.16(a), Schedule 2.14(m) or Schedule 2.14(n); provided, that
----------------  ----------------    ----------------
ownership of less than five percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.17. There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any member of the immediate family of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). None of the Company shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company except as contemplated by this Agreement.

         2.18  Compliance with Laws.  Company is not in conflict with, or in
               --------------------
default or violation of any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or any of its officers, directors or employees, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

         2.19  Litigation.  There is no action, suit or proceeding of  any
               ----------
nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. Schedule 2.19 sets
                                                        -------------
forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. The Company has not received any notice of and has no reason to believe that any Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

         2.20  Insurance.  With respect to the insurance policies  and fidelity
               ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.21  Minute Books.  The minute books of the Company made available
               ------------
to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

         2.22  Environmental Matters.
               ---------------------

               (a) Environmental Compliance. The Company (a) has obtained all
                   ------------------------
applicable and material permits, licenses and other authorizations that are required under Environmental Laws for the conduct of its business as currently conducted ("Environmental Permits"); (b) is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other laws, rules, regulations, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables applicable to the Company or its assets, or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) has not received written notice of any event, condition, circumstance, activity, practice, incident, action or plan which constitutes a violation of any Environmental Law applicable to the Company, any person or entity for which the Company is legally liable or any of the Company's current or past locations or assets for that is reasonably likely to interfere with the conduct of business as currently conducted or prevent continued compliance with Environmental Laws applicable to the conduct of its business as currently conducted or that would reasonably be expected to give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil, air, surface water, building materials or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would reasonably be expected to result in any material liability or result in any corrective or remedial action obligation; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any person for whom the Company has legal responsibility) thereunder. No Hazardous Materials are present in, on, or under (or, to the knowledge of the Company, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by the Company so as to reasonably be expected to give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws or any contract binding on the Company. For the purposes of this Section 2.22, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials (b) any violation, or alleged violation, of any Environmental Laws, (c) the exposure of any person to a Hazardous Material or (d) the use, storage, disposal, discharge, transportation, emission, destruction, remediation or investigation of any Hazardous Material. "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof or other substance which is or has been designated as a threat to health or the environment, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly, safely and legally maintained in accordance with Environmental Laws.

              (b) Hazardous Materials Activities. The Hazardous Material
                  ------------------------------
Activities of the Company and its past or present subsidiaries (i) have been conducted in compliance with applicable Environmental Laws and (ii) have not resulted in the exposure of any person to a Hazardous Material in a manner which has or will cause an adverse health effect to said person. For the purpose of the foregoing "Hazardous Materials Activity" is the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of any Hazardous Material or any product containing a Hazardous Material.

               (c)  Effect of Transaction.  No circumstances exist which could
                    ---------------------
cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee or which could impose upon the Company or any Subsidiary the obligation to obtain any additional Environmental Permit. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement (including without limitation, all so-called "ECRA" environmental clearances) which are required by any Governmental Authority in connection with the transactions contemplated by this Agreement have been obtained or will be obtained prior to the Closing at no cost to the Parent or the Company.

               (d)  Offsite Hazardous Material Disposal. The Company, its
                    -----------------------------------
subsidiaries, and their respective agents, employees and contractors have transferred or released Hazardous Materials only to those disposal sites, transporters, recyclers, and handlers ("Disposal Site") described on
Schedule 2.22; and no action, proceeding, liability or claim exists or, to
-------------
the best knowledge of the Company is threatened, against any Disposal Site or against the Company or any person or entity for which the Company is legally responsible with respect to any transfer or release of Hazardous Materials to a Disposal Site and there is no valid basis for such claim.

               (e)  Environmental Liabilities. The Company is not aware of any
                    -------------------------
fact or circumstance, which could involve the Company, any of its past or present subsidiary, or any person or entity for which the Company is legally responsible in any environmental litigation or impose upon the Company, its past or present subsidiary, or any such person or entity any environmental liability.

               (f)  Disclosure of Environmental Matters. The Company has
                    -----------------------------------
delivered to the Parent or made available for inspections by the Parent and its agents and employees all records concerning the Environmental Activities of the Company and its past and present subsidiaries and all environmental audits and environmental assessments of any current or past Company facility conducted at the request of, or otherwise available to the Company. The Company has complied with all environmental disclosure, facility closure, and clearance obligations imposed upon the Company with respect to this transaction or otherwise by applicable law.

         2.23 Brokers' and Finders' Fees. Other than Broadview
              --------------------------
International LLC, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Attached to Schedule 2.23 are copies of any written
                                 -------------
agreements and the summary of terms for any oral agreements with respect to such fees.

         2.24  Employee Matters and Benefit Plans.
               ----------------------------------

               (a)  Definitions.  With the exception of the definition of
                    -----------
"Affiliate" set forth in Section 2.24(a)(i) below (such definition shall only apply to this Section 2.24 and Section 6.22 of this Agreement), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                   (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                   (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                   (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (as defined below) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                   (iv) "DOL" shall mean the United States Department of Labor.

                   (v) "Employee" shall mean any current, former, or retired employee, officer, director or consultant of the Company or any Affiliate;

                   (vi) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                   (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                   (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                   (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                   (x) "IRS" shall mean the United States Internal Revenue Service;

                   (xi) "Knowledge of the Company" shall mean the actual knowledge of any director, officer or other employee of the Company or its counsel after reasonable inquiry;

                   (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                   (xiii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 2.24(b) contains an accurate and complete
               --------   ----------------
list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement or as required to maintain tax qualification), or to enter into any Company Employee Plan, Employee Agreement or International Employee Plan nor does it have any intention or commitment to do any of the foregoing.

          (c)  Documents.  The Company has provided to Parent correct and
               ---------
complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, if any;
(viii) all communications, if any, material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence, if any, to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices presently being used (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, if any; (xii) discrimination tests, if any, for each Company Employee Plan for the three most recent plan years; and
(xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses, if any, prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance. (i) The Company has performed in all
               ------------------------
material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party with respect to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification and/or advisory letter, as applicable, from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan;
(iii) no "prohibited transaction" within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than the Option Plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

         (e) Pension Plans. Neither the Company nor any Affiliate has ever
             -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan, which is subject to Title IV of ERISA or Section 412 of the Code.

         (f) Multiemployer and Multiple Employer Plans. At no time has the
             -----------------------------------------
Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, or to any plan described in Section 413(c) of the Code.

         (g) No Post-Employment Obligations. No Company Employee Plan provides,
             ------------------------------
or reflects or represents any liability to provide, retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

         (h) Health Care Compliance. Neither the Company nor any Affiliate has,
             ----------------------
prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any amendment to each such act or any similar provisions of state law applicable to its Employees.

         (i)  Effect of Transaction.
              ---------------------

              (i) Except as provided in Section 1.6 of this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

              (ii) No payment or benefit which will or may be made by the Company or its affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

         (j) Employment Matters. Schedule 2.24(j) lists all current officers,
             ------------------  ----------------
directors and employees of the Company. The Company (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the Knowledge of the Company, there are no pending, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. To the Knowledge of the Company, each person who is acting or has acted as a consultant to the Company is acting or acted as an "independent contractor" and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been "employed" with the Company. Schedule 2.24(j) also sets forth all outstanding offers of employment,
          ----------------
whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

         (k) Labor. No work stoppage or labor strike against the Company is
             -----
pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

         (l) International Employee Plan. The Company does not now, nor has it
             ---------------------------
ever had the obligation to, maintain, establish, sponsor, participate in or contribute to any International Employee Plan.

         (m)  No Interference or Conflict.  To the knowledge of the Company, no
              ---------------------------
shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

    2.25 Bank Accounts. Schedule 2.25 constitutes a full and complete list of
         -------------  -------------
all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

    2.26  Indemnification Obligations.  The Company has no knowledge of any
          ---------------------------
action, proceeding or other event pending or threatened against any officer or director of the Company which would give rise to any indemnification obligation of Company to its officers and directors under its Articles of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

    2.27  Board Approval.  The Board of Directors of Company has, as of the
          --------------
date of this Agreement unanimously (a) approved and deemed advisable, subject to shareholder approval, this Agreement and the transactions contemplated hereby,
(b) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to such shareholders and (c) recommended that the shareholders of Company approve the principal terms of this Agreement and approve the Merger.

    2.28  Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

    3.1  Organization of Parent and Merger Sub.  Parent is a corporation duly
         -------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent or Merger Sub or the ability of either to consummate the transactions contemplated hereby.

    3.2  Authority.  Parent and Merger Sub have all requisite corporate power
         ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent's business, financial condition or operations is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a material adverse effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (a) the filing of the Merger Agreement with the Secretary of State of the State of California, or (b) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws or
(c) approval pursuant to the HSR Act.

    3.3  Parent Common Stock.  The shares of Parent Common Stock to be issued
         -------------------
pursuant to the Merger and upon exercise of Company Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable; provided,
                                                                --------
however, that the Parent Common Stock to be issued hereunder will be subject to
-------
restrictions on transfer under applicable federal and state securities laws.

    3.4  SEC Filings; Parent Financial Statements.
         ----------------------------------------

        (a) Parent has timely filed all forms, reports, registration statements and documents required to be filed by Parent with the SEC and has made available to the Company such forms, reports, and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the Closing) are referred to herein as the "Parent SEC Reports;" provided, that any Parent SEC Report shall be deemed to include all amendments to such report through the date hereof. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


        (b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the "Parent Financial Statements"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (other than the provision of notes to the financial statements for quarterly periods); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

    3.5  Parent Capital Structure.  The authorized capital stock of the Parent
         ------------------------
consists of 120,000,000 shares of authorized Common Stock, $0.001 par value per share, of which 28,317,000, (rounded to the nearest thousand) shares were issued and outstanding as of December 31, 1999 and 10,000,000 shares of authorized Preferred Stock, par value $0.001 per share, of which no shares were issued and outstanding as of February 29, 2000.

    3.6  Litigation.  Other than as set forth in the Parent SEC Reports, there
         ----------
is no action, suit or proceeding of any nature pending or to the Parent's knowledge threatened against the Parent, its properties or any of its officers, directors or employees, nor, to the knowledge of the Parent, is there any reasonable basis therefor.

    3.7  No Material Adverse Change.  Since the date of the balance sheet
         --------------------------
included in the Parent's most recently filed Parent SEC Report, there has not occurred any material adverse change in the financial condition, liabilities, assets, business or results of operations of Parent. For purposes of this section, fluctuation in the trading price of Parent's Common Stock, as reported by the Nasdaq National Market, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

    3.8  Board Approval.  The Board of Directors of Parent has, as of the date
         --------------
of this Agreement unanimously (a) approved and deemed advisable this Agreement and the transactions contemplated hereby and (b) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders.

    3.9  Merger Sub.  All of the outstanding capital stock of Merger Sub is
         ----------
owned by Parent free and clear of any lien, claim or encumbrance or any agreement with respect thereto, since the date of its incorporation, Merger Sub has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement and the Merger Agreement.

    3.10  Brokers' and Finders' Fees.  The Parent and Merger Sub have not
          --------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.11  Representations Complete.  None of the information provided by the
          ------------------------
Parent or Merger Sub (including information incorporated by reference from Parent SEC Reports) for the purpose of making statements or furnishing in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Parent or Merger Sub), contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

                    SECURITIES ACT COMPLIANCE; REGISTRATION

    4.1  Securities Act Exemption.  In the event that the (i) Parent does not
         ------------------------
obtain a Section 3(a)(10) Permit (as defined in Section 6.1 hereof) or (ii) Parent, Company and the Securityholder Agents agree to withdraw the Parent's application for such Section 3(a)(10) Permit, then Parent and the Company agree that the Parent Common Stock to be issued pursuant to this Agreement will be issued pursuant to an exemption (other than under Section 3(a)(10)) from the registration requirements of the Securities Act. If such Parent Common Stock is issued pursuant to such an exemption, prior to the Closing Date, each of the Company's shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemption from the registration requirements of the Securities Act.

    4.2  Stock Restrictions.  If Parent obtains a Section 3(a)(10) Permit, the
         ------------------
certificates (other than those certificates issued to persons who were not as of the Effective Time, an affiliate of the Company, as such term is defined in Rule 144 under the Securities Act) representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear the restrictive legends (and a stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent) as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED."

     If such shares of Parent Common Stock are issued in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act as set forth in Section 4(2) thereof, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent) stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

   4.3  The Company Shareholders' Restrictions Regarding Securities Law Matters.
        -----------------------------------------------------------------------
Each shareholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such shareholder, shall be bound by the following provisions:

        (a) If Parent issues the shares of Parent Common Stock in the Merger in reliance on a Section 3(a)(10) Permit for an exemption from registration, such shareholder will not offer or sell any shares of Parent Common Stock except in compliance with Rule 145 promulgated under the Securities Act or otherwise dispose of any such shares except in compliance with the Securities Act and the rules and regulations thereunder.

        (b) In the event that the shares of Parent Common Stock to be issued pursuant to this Agreement are issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act, then such shareholder agrees that such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

    4.4 The Company Shareholders' Restrictions Regarding Market Standoff
        ----------------------------------------------------------------
Agreements.  Each shareholder and optionee of the Company, by virtue of the
----------
Merger and the conversion into Parent Common Stock of the Company Capital Stock or Company Option held by such shareholder or optionee, as the case may be, shall be subject to any agreement (the "Parent Lockup Agreements") in effect at the Effective Time between the Parent or its underwriters and its shareholders and optionees with respect to such shareholders and optionees agreement not to sell, transfer or otherwise dispose of the shares of Parent Common Stock held by such persons until the later of May 6, 2000 or such date the Parent Lockup Agreement shall expire by its terms. In particular, each holder of Company Capital Stock and Company Options shall execute the form of Parent Lockup Agreement attached hereto as Exhibit E and be bound by the following provisions:
                             ---------

         (a) Each holder of Company Capital Stock or rights to acquire Company Capital Stock agrees that, during the period beginning from the Effective Time and continuing to and including the later of (i) May 5, 2000 or (ii) such later date as shall also apply to the Company, its officers and directors pursuant to agreements with the Parent's underwriters in effect at the Effective Time, each holder of Company Capital Stock or rights to acquire Company Capital Stock will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Parent, or any options or warrants to purchase any shares of Common Stock of the Parent, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Parent (other than pursuant to employee stock purchase plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), whether now owned or hereinafter acquired, owned directly by each holder of Company Capital Stock or rights to acquire Company Capital Stock (including holding as a custodian) or with respect to which each holder of Company Capital Stock or rights to acquire Company Capital Stock has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the "Shares").

         (b) The foregoing restriction is expressly agreed to preclude each holder of Company Capital Stock or rights to acquire Company Capital Stock from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of the Shares even if such Shares would be disposed of by someone other than each holder of Company Capital Stock or rights to acquire Company Capital Stock. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         (c) Notwithstanding the foregoing, each holder of Company Capital Stock or rights to acquire Company Capital Stock may transfer such Shares of Parent Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of each holder of Company Capital Stock or rights to acquire Company Capital Stock or the immediate family of each holder of Company Capital Stock or rights to acquire Company Capital Stock, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or
(iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the underwriters. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if each holder of Company Capital Stock or rights to acquire Company Capital Stock is a corporation, the corporation may transfer the capital stock of the Parent to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it
                                -------- -------
shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. Each holder of Company Capital Stock or rights to acquire Company Capital Stock now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of the restrictions set forth in this Section 4.4 will have, good and marketable title to such Parent Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. Each holder of Company Capital Stock or rights to acquire Company Capital Stock also agrees and consents to the entry of stop transfer instructions with the Parent's transfer agent and registrar against the transfer of such shares of Parent Common Stock except in compliance with the foregoing restrictions.

         (d) Each share of Parent Common Stock issued in connection with the Merger or upon exercise of a Company Option assumed pursuant to this Agreement shall bear a legend restricting the transfer of such shares prior to May 6, 2000 or such later date as may be applicable without the prior written consent of Goldman, Sachs & Co. and the Company.

         (e) Each holder of Company Capital Stock or rights to acquire Company Capital Stock understands and agrees that the agreements set forth in this
Section 4.4 are irrevocable and shall be binding upon such holder's heirs, legal representatives, successors, and assigns.

                                   ARTICLE V

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    5.1  Conduct of Business of the Company.  During the period from the date of
         ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing or as contemplated by this Agreement) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business.

          In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting, or reprice Company Options granted under the Option Plan or authorize cash payments in exchange for any such options;

          (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $100,000 or in the ordinary course of business in excess of $200,000;

          (c) Make any capital expenditure or capital commitment of $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with the transactions contemplated by this Agreement);

          (d) Permit the destruction of, damage to or loss of any material asset, business or customer of the Company (whether or not covered by insurance);

          (e) Change accounting methods, principles or practices (including any change in depreciation or amortization policies or rates), except as required by GAAP;

          (f) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

          (g) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (other than pursuant to OEM, Internet service provider and/or end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall (i) contain any right of refusal to the license, (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations) or enter into grants to future patent rights or (iii) contain a change in pricing or royalties set or charged by the Company to its customers or licensees;

          (h) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (i) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts, including any material change in the pricing or royalties charged to the Company by persons who have licensed Intellectual Property to the Company;

          (j) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

          (k) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

          (l) Issue, grant, deliver, sell, pledge or authorize, or otherwise encumber or propose to do any of the foregoing with respect to any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding or existing Company Options, warrants, convertible debt or Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment);

          (m) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (n) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate;

          (o) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice and except for the sale, lease or disposition (other than through licensing) of a property or assets which are not material, individually or in the aggregate, to the business of Company;

          (p) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice or the borrowing of working capital under lines of credit existing as of the date hereof and in the ordinary course of business;

          (q) Loan to any person or entity any funds or guarantee any indebtedness or debt securities of others other than advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

           (r) Grant any, or increase the terms of, any existing agreement to provide severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, adopt any new severance, termination, indemnification or other agreement the benefits of which are contingent upon the occurrence of a transaction involving the Company of the nature contemplated hereunder;

           (s) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries, wage rates or fringe benefits (including rights to severance or indemnification of its directors, officers, employees or consultants or the modification of any existing compensation or equity arrangements with such individuals or the change of vesting terms of any Company Options), except as consistent with the ordinary course of the business of the Company consistent with past practice or in accordance with existing contracts;

           (t) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

           (u) Materially, revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP or applicable law, make any change in accounting methods, principles or practices;

           (v) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to December 31, 1999 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

           (w) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

           (x) Enter into any strategic alliance, joint development or joint marketing agreement other than such agreements entered into in the ordinary course of business consistent with past practice;

           (y) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit or (iii) to enforce its rights hereunder or under any agreements related hereto;

           (z) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

           (aa) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

           (bb) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article V;

           (cc) Waive or release any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

           (dd) Engage in any other transaction except in the ordinary course of business as conducted on or prior to the date hereof and consistent with past practices;

           (ee) Cause any event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

           (ff) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (y) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        5.2 No Conversion. From the date of this Agreement until the Effective
            -------------
Time, neither Parent nor any of its affiliates shall elect to convert any convertible debt of the Company or elect to exercise any warrants to purchase Company Capital Stock, provided that no violation of Section 6.21 hereof has occurred.

        5.3 Reorganization. From the date of this Agreement until the Effective
            --------------
Time, neither Parent nor any of its affiliates shall engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article V.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

        6.1  Information Statement and Section 3(a)(10) Permit
             -------------------------------------------------

           (a) Preparation of Information Statement. As soon as practicable
               ------------------------------------
after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an information statement and form of proxy for the shareholders of the Company to approve the principal terms of this Agreement and the Merger (such information statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, the "Information Statement"). The Information Statement shall also constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the principal terms of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion, which consent shall not be unreasonably withheld.

           (b) Section 3(a)(10) Permit. As promptly as practicable after the
               -----------------------
execution of this Agreement, Parent and the Company shall prepare the necessary documentation to seek a permit (a "3(a)(10) Permit") from the Commissioner of the Department of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock and the assumption of the Company Options in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. If the shares of Parent Common Stock to be issued in connection with the Merger cannot be issued in a transaction exempt from registration in accordance with to Section 3(a)(10) of the Securities Act pursuant to Section 25121 of the California Corporate Securities Law of 1968, then such shares shall be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof. In the event that the (i) Parent does not obtain a Section 3(a)(10) Permit or (ii) Parent, Company and the Securityholder Agents agree to withdraw Parent's application for such 3(a)(10) Permit prior to the Effective Time, then Parent, Company and the Securityholder Agents agree to take such actions to issue the shares of Parent Common Stock in a private placement pursuant to Section 4(2) of the Securities Act and to register such shares for resale pursuant to Form S-1 under the Securities Act (as set forth in the Declaration of Registration Rights attached hereto as Exhibit F). With regard to the 3(a)(10) hearing, if
                   ---------
necessary, the Company will obtain from its shareholders holding a majority of the Company Capital Stock their consent to the jurisdiction of the California Department of Corporations. With regard to any exemptions from the Securities Act or state securities laws, the Company will use its reasonable best efforts to identify and obtain the approval of those of its shareholders, who are not "accredited" within the meaning of Rule 501 promulgated under the Securities Act, to appoint an accredited investor to act as a "purchasers representative" as such term is defined in Rule 501 for each such unaccredited stockholder. Such purchasers representative shall be reasonably acceptable to Parent, and Parent's consent to the selection of such "purchasers representative" shall not be unreasonably withheld.

           (c) Affiliate Agreements. Each "Affiliate" of the Company, as such
               --------------------
term is defined in Rule 144 promulgated under the Securities Act, and each officer and director of the Company (collectively, the "Company Affiliates") will enter into an affiliate agreement with the Parent substantially in the form attached hereto as Exhibit G (the "Affiliate Agreement"). Pursuant to such
                   ---------
Affiliate Agreements, each of the Company Affiliates will agree to dispose of any shares of

Parent Common Stock he or she receives in connection with the Closing of the Merger or pursuant to Company Options assumed in the Merger in compliance with applicable securities laws, including Rule 145, as promulgated under the Securities Act.

        6.2 Shareholder Approval. As promptly as practicable after the execution
            --------------------
of this Agreement and at such time as Parent may request (provided that such request shall be timed so as not to conflict with the Parent's efforts to obtain the Section 3(a)(10) Permit), the Company shall use its best efforts, in accordance with California Law and the Company's Articles of Incorporation and Bylaws, to obtain the approval of the Company's shareholders of the principal terms of this Agreement and the Merger. The Company shall use its best efforts to ensure that the shareholder approval is solicited in compliance with California Law, the Articles of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes required by California Law to effect the Merger. Parent, promptly upon request by the Company, shall make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent's business, management and financial affairs.

        6.3 Access to Information. The Company shall afford Parent and its
            ---------------------
accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and
(b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        6.4 Confidentiality. The parties acknowledge that the Company and Parent
            ---------------
have previously executed confidentiality agreements dated January , 2000 and February 22, 2000 (the "Confidentiality Agreements"), which Confidentiality Agreements will continue in full force and effect in accordance with their terms.

        6.5 Public Disclosure. Unless otherwise required by law (including,
            -----------------
without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company shareholders pursuant to Section 6.2) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree when a text for such disclosure that is satisfactory to both parties. The parties have agreed to the text of the joint press release announcing the signing of this Agreement, attached hereto as Exhibit H, which
                                                             ---------
press release shall be made available to the public as promptly as reasonably practicable following the execution of this Agreement.

        6.6 Consents. The Company shall promptly apply for or otherwise seek and
            --------
use its reasonable best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 2.5.
                                        ------------

        6.7 FIRPTA Compliance. On the Closing Date, the Company shall deliver to
            -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

        6.8 Legal Conditions to the Merger. Each of Parent, Merger Sub and the
            ------------------------------
Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, however, that Parent shall not be required to agree to any
           -----------------
divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        6.9 Best Efforts; Additional Documents and Further Assurances. Each of
            ---------------------------------------------------------
the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity (provided, however, that
                                                        -----------------
Parent shall not be required to agree to any divestiture by Parent or the Company or any Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock), (c) the obtaining of all necessary consents, approvals or waivers from third parties, (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        6.10 Notification of Certain Matters. The Company shall give prompt
             -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
              -----------------
this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

        6.11 Reorganization. It is the intent of the Company, Parent, Merger Sub
             --------------
and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent.

        6.12 Declaration of Registration Rights. In the event that (i) Parent
             ----------------------------------
does not obtain an exemption from registration pursuant to Section 3(a)(10) of the Securities Act prior to the Effective Time or (ii) Parent, Company and the Securityholder Agents agree to withdraw Parent's application to obtain a Section 3(a)(10) Permit prior to the Effective Time, then Parent and the Company agree that the that the shareholders of the Company receiving Parent Common Stock in the Merger pursuant to Sections 1.6(a) and (b) hereto shall be entitled to the registration rights set forth in the Declaration of Registration Rights attached hereto as Exhibit F (the "Declaration of Registration Rights") and which is
          ---------
hereby incorporated by reference.

        6.13 Form S-8. Parent shall file a Registration Statement on Form S-8
             --------
with the SEC covering the shares of Parent Common Stock issuable with respect to assumed Company Options within fifteen business days after the Closing Date and will use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such Company Options remain outstanding.

        6.14 Nasdaq National Market. On or prior to the Closing Date, the Parent
             ----------------------
shall apply for the listing on the Nasdaq National Market of shares of the Parent Common Stock issuable in connection with the Merger and with respect to the assumed Company Options, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

        6.15 Voting Agreements. Concurrently with the execution of this Agreement, the Company will use its best efforts to cause the persons and entities listed on Schedule 6.15 hereto to execute a Voting Agreement in the
                   -------------
form attached hereto as Exhibit A, agreeing, among other things, to vote in
                        ---------
favor of the Merger and against any competing proposals.

        6.16 Non-Competition Agreements. On or before the Closing, the Company
             --------------------------
will use its best efforts to cause the employees listed on Schedule 6.16 to
                                                           -------------
execute a Non-Competition Agreement in the form attached hereto as Exhibit B.
                                                                   ---------

        6.17 Blue Sky Laws. Parent shall use its reasonable best efforts to
             -------------
comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

        6.18 Benefit Arrangements. Parent covenants and agrees that to the
             --------------------
extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by the Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is on parity with Parent's employees. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility or vesting and shall make commercially reasonable efforts to give full credit for benefit accrual for each participant's period of service at the Company prior to the Effective Time.

        6.19 Bonus Plan. Parent covenants and agrees that it will adopt a bonus
             ----------
plan in the form attached hereto as Exhibit I (the "Bonus Plan") at the
                                    ---------
Effective Time to provide bonus payments in the aggregate of a maximum of $10.0 million to all of the employees of the Company as of the date hereof who remain employed by the Parent or one of its subsidiaries on or after the six month, one year, eighteen month and two year anniversaries of the Closing Date. The Bonus Plan shall be reasonably acceptable to the Company. If any such person is an employee of the Company immediately prior to the Effective Time and is no longer an employee of Parent or any of its subsidiaries on the payment date for such bonus as set forth in the Bonus Plan, the bonus payment allocated to such person shall be retained by the Parent, unless such person is no longer an employee of the Parent or one of its subsidiaries as a result of (i) death, (ii) long-term disability as defined in the Bonus Plan or (iii) actual or constructive termination of such person's employment with the Parent or one of its subsidiaries without cause (as such terms are defined in the Bonus Plan and in each such instance set forth in (i), (ii) or (iii)), Parent shall make such bonus payment to such employee.

        6.20 Termination of Company Investor Rights. The Company shall take such
             --------------------------------------
steps as may be necessary to provide for the termination as of the Closing of all Company investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

        6.21 No Solicitation. From and after the date of this Agreement until
             ---------------
the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (a) solicit or encourage submission of any "Acquisition Proposal" (as defined herein) by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (a) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (b) sales by the Company of any Company Capital Stock (including, without limitation, by way of a tender offer or an exchange offer). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will within one business day of receipt (a) notify Parent if, after the date of this Agreement, it receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

        6.22 Termination of 401(k) Plan. The Company agrees to adopt resolutions
             --------------------------
to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

        6.23 Termination of Company Severance Plans. The Company and its
             --------------------------------------
Affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA immediately prior to Closing. The Parent shall receive from the Company evidence that the Company's and each Affiliate's (as applicable) plan(s) has been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

        6.24 Export Laws. Promptly after the execution of this Agreement but in
             -----------
any event prior to the Effective Time, if it has not already done so, the Company shall apply to the U.S. Commerce Department's Bureau of Export Administration for export classification determinations for all of the Company's Products which (a) incorporate any encryption functions, features or characteristics; or (b) include an interface to any other software products with encryption functions, features or characteristics in order to confirm that all such products may be exported from the United States without an export license, under authority of a license exception, in accordance with the Export Administration Regulations, 15 C.F.R. Parts 730-774.

        6.25 Hart-Scott Rodino. Parent, Sub and the Company will, and the
             -----------------
Company shall use its reasonable best efforts to cause any of its shareholders so required (the "Reporting Shareholders")
to, as promptly as practicable prepare and file the applicable notices and forms (if any) required to be filed by them under the HSR Act or comparable laws of non-U.S. governmental entities, and comply promptly with any appropriate requests from the Federal Trade Commission, the United States Department of Justice or any other Governmental Antitrust Authority for additional information and documentary material. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the termination of any waiting period or the receipt of any required approvals of a Government Antitrust Authority. Without limiting the generality of the parties' undertakings pursuant to this Section 6.25, the parties shall use their reasonable best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by any Governmental Antitrust Authority or any other party of any permanent or preliminary injunction or other order that would make consummation of the Merger in accordance with the terms of this Agreement unlawful under appropriate anti-trust laws or that would prevent or delay such consummation as a consequence of such laws; provided, however,
                                                          -----------------
that Parent shall not be required to agree to any divestiture by Parent or the Company or any Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Department of Justice or any other governmental antitrust authority regarding any of the transactions contemplated hereby. If any party or any affiliate of such party receives a request for additional information or for documents or any material from any such governmental antitrust authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. Further, no written materials shall be submitted by any party to the Federal Trade Commission, the Department of Justice or any other governmental antitrust authority in connection with HSR Act compliance or the merger control regulations of any other state or country, nor shall any oral communications be initiated with such governmental entities by any party, without prior disclosure to and coordination with the other parties and their counsel. Each party hereto will cooperate in connection with reaching any understandings, undertakings or agreements (oral or written) involving the Federal Trade Commission, the Department of Justice or any other governmental antitrust authority in connection with the transactions contemplated hereby.

        6.26  Indemnification.
              ---------------

           (a) Upon the Effective Time, the Surviving Corporation or, to the extent the Surviving Corporation is unable to do so, Parent shall assume all of the obligations of the Company under the Company's existing indemnification agreements with each of the directors and officers of the Company, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or transactions contemplated by this Agreement.

           (b) The Bylaws and Articles of Incorporation of the Surviving Corporation shall contain provisions identical with respect to indemnification to those set forth in the Bylaws and Articles of Incorporation of Merger Sub as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Company. The Parent and Company agree that the provisions with respect to indemnification in the Bylaws and Articles of Incorporation of the Surviving Corporation shall be no less favorable to the directors and officers of the Company than those set forth in the Bylaws and Articles of Incorporation of the Company on the date hereof.

        6.27  Retention Bonus Agreements.
              --------------------------

           (a) Immediately prior to the Effective Time, the Company shall grant the Key Employee Options and shall obtain from its shareholders a waiver of any rights of first refusal and trigger of any antidilution rights associated therewith. The Key Employee Options shall be for that number of shares of Company Common Stock to satisfy the obligations of the Company under the Retention Bonus Agreements less any applicable withholding taxes required to be paid in connection therewith. The Parent shall fund the withholding obligations of the recipients of the Key Employee Options at such time as those withholding obligations are required to be paid; provided, however, that the Parent shall not be required to fund such withholding obligations until the Closing Date or later and the number of shares issuable under the Key Employee Options are reduced by the amount of the applicable withholdings.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

        7.1 Conditions to Obligations of Each Party to Effect the Merger. The
            ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

           (a) Shareholder Approval. The principal terms of this Agreement, the
               --------------------
Merger and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

           (b) No Injunctions or Restraints; Illegality. No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

           (c) Tax Opinions. Parent and the Company shall each have received
               ------------
written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Crosby, Heafey, Roach & May Professional Corporation, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

           (d) Closing Date Payment Schedule. Parent and the Company shall each
               -----------------------------
have reviewed and approved and the Company shall have executed and delivered a schedule (the "Closing

Date Payment Schedule") reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held of record, the aggregate number of shares of Parent Common Stock payable to such holder in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), the amount of cash payable to such holder for any fractional shares, the stock certificate numbers held by each such person and such person's federal tax identification number to the extent such number is known and (ii) for each holder of Company Options, the number of shares of Company Common Stock issuable upon exercise thereof immediately prior to the Effective Time, the number of shares of Parent Common Stock issuable upon exercise thereof following their assumption by Parent (in accordance with Section 1.6(f)), and the per share exercise price thereof upon such assumption, assuming that such options were fully vested.

        (e) Governmental Approvals. Any waiting period applicable to the
            ----------------------
consummation of the Merger under the HSR Act shall have expired or been terminated and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated, and all other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained.

        7.2 Additional Conditions to Obligations of the Company. The obligations
            ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

           (a) Representations, Warranties and Covenants. The representations
               -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

           (b) Agreements and Covenants. Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

           (c) Legal Opinion. The Company shall have received a legal opinion
               -------------
from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent and Merger Sub, in the form attached hereto as Exhibit J.
                                                      ---------

           (d) No Material Adverse Change. There shall not have occurred any
               --------------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent. For purposes of this condition, changes in the trading price of Parent's Common Stock, as reported on the Nasdaq National Market, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

           (e) Section 3(a)(10) Permit or Declaration of Registration Rights.
               -------------------------------------------------------------
Parent shall have obtained a permit from the Department of Corporations of the State of California upon which Parent can rely to issue the Parent Common Stock exempt from registration pursuant to Section 3(a)(10) of the Securities Act. In the event that Parent has not obtained such a Section 3(a)(10) Permit or the parties have agreed that Parent's application for a Section 3(a)(10) Permit be withdrawn, Parent shall have executed and delivered the Declaration of Registration Rights.

           (f) Affiliate Agreement. Each Company Affiliate shall have entered
               -------------------
into an Affiliate Agreement in the form attached hereto as Exhibit G.
                                                           ---------

           (g) Bonus Plan. The Bonus Plan shall have been duly approved and
               ----------
adopted by Parent.

           (h) Escrow Agreement. Parent, Merger Sub and the Escrow Agent shall
               ----------------
have executed and delivered the Escrow Agreement in the form substantially set forth in Exhibit K hereto and consistent with Article VIII hereof.
         ---------

           (i) Secretary's Certificate. Each of Parent and Merger Sub shall have
               -----------------------
delivered to the Company a copy of (i) the text of the resolutions adopted by the Board of Directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of all of the transactions contemplated by this Agreement and the Merger Agreement and (ii) the certificates of incorporation and bylaws of Parent and Merger Sub, along with certificates executed on behalf of each of Parent and Merger Sub by such entity's corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions, certificate of incorporation and bylaws, respectively, and the such resolutions, certificate of incorporation and bylaws were duly adopted and have not been amended or rescinded.

        7.3 Additional Conditions to the Obligations of Parent and Merger Sub.
            -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a) Representations and Warranties. The representations and
               ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct
(i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date); and the Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

           (b) Agreements and Covenants. The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

           (c) Third Party Consents. Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.5.
                                   ------------

           (d) Legal Opinion. Parent shall have received a legal opinion from
               -------------
Crosby, Heafey, Roach & May Professional Corporation, legal counsel to the Company, in the form attached hereto as Exhibit L.
                                        ---------

           (e) No Material Adverse Change. There shall not have occurred any
               --------------------------
material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company. For purposes of this condition, changes in economic conditions or changes in the industry or markets in which the Company competes shall not constitute a Material Adverse changes, whether occurring at anytime or from time to time.

           (f) Dissenters' Rights. Holders of not more than 3% of the
               ------------------
outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, dissenters' rights under California Law with respect to the transactions contemplated by this Agreement.

           (g) Termination of Company Investor Rights. Parent shall have been
               --------------------------------------
furnished evidence satisfactory to it that all investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

           (h) Affiliate Agreement. The Company Affiliates shall have entered
               -------------------
into the Affiliate Agreement as required by Section 6.25.

           (i) Non-Competition Agreements. The Non-Competition Agreements as
               --------------------------
required by Section 6.16 hereof shall have been duly executed and delivered to Parent.

           (j) Parent Lockup Agreements. Each Company shareholder holding one
               ------------------------
percent or more of the Company's outstanding capital stock immediately prior to the Closing and each employee of the Company immediately prior to the Closing shall have executed and delivered to Parent a Parent Lockup Agreement in the form attached hereto as Exhibit E for the benefit of Goldman, Sachs & Co. Inc.
                        ---------
or such other underwriter as the Parent may determine.

           (k) Escrow Agreement. The Company and the Escrow Agent shall have
               ----------------
executed and delivered the Escrow Agreement in the form attached hereto as Exhibit K and consistent with Article VIII hereof.
---------

           (l) Secretary's Certificate. The Company shall have delivered to
               -----------------------
Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of all of the transactions contemplated by this Agreement and the Merger Agreement and (ii) the articles of incorporation and bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions, articles of incorporation and bylaws, respectively, and the such resolutions, articles of incorporation and bylaws were duly adopted and have not been amended or rescinded.

                                 ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW


        8.1 Survival of Representations and Warranties. All of the Company's
            ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date"). The representations and warranties of Parent and Merger Sub in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time or be of any further force and effect thereafter.

        8.2  Escrow Arrangements and Indemnification.
             ---------------------------------------

           (a) Escrow Fund and Indemnification by the Company. At the Effective
               ----------------------------------------------
Time the Company's shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder pursuant to an Escrow Agreement to be negotiated by the Parent, Company and the Escrow Agent in a form reasonably satisfactory to them, consistent with this
Article VIII and in the form set forth as Exhibit K hereto (the "Escrow
                                          ---------
Agreement"). As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company shareholder, will be deposited by Parent with The Bank of New York, a New York banking corporation (or other institution acceptable to Parent and the Securityholder Agents (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock, which such holder would otherwise be entitled under Sections 1.6(a) and (b) and shall be in the respective share amounts and percentages listed on the Closing Date Payment Schedule opposite each Company shareholder's name. All shares of Parent Common Stock contributed to the Escrow Fund shall not be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) without regard to any materiality qualifiers, including without limitation Material Adverse Effect or (ii) any failure by the Company to perform or comply with any covenant contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger); provided any such claims must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Except as otherwise provided herein, the Escrow Agent shall not pay claims for Losses received from the Parent from the Escrow Fund unless and until the Parent has made claims for Losses pursuant to Section 8.2(d) hereof that exceed the Allowed Deductible (as defined below). After the claims for Losses equal to the Allowed Deductible have been made, then the Allowed Deductible and any additional Losses incurred by the Parent shall be satisfied by the Escrow Fund in accordance with the procedures set forth in Sections 8.2(d) and 8.2(e) of this Agreement. In addition, Parent shall be entitled to immediate reimbursement as Losses from the Escrow Fund for any Third Party expenses (as defined in Section 10.2) incurred by the Company that exceed $1,500,000, without regard as to whether the Allowed Deductible has been satisfied. For purposes of this Agreement, the "Allowed Deductible" shall be the first $500,000 of Losses that (i) are submitted by an officer of the Parent to the Escrow Agent in accordance with Section 8.2(d) hereof, and (ii) are not subject to any objections by the Securityholder Agents pursuant to Section 8.2(e) hereof, or (iii) were subject to an objection that has been resolved in accordance with the provisions of this Article VIII. However, Third Party expenses shall not be included in the $500,000 of Losses that comprise the Allowed Deductible.

           (b) Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agents and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agents and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Closing Date Payment Schedule). At all times during the Escrow Period, the Company shareholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock comprising the Escrow Amount.

           (c)  Protection of Escrow Fund.
                -------------------------

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                (iii) Each Company shareholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

           (d)  Claims Upon Escrow Fund.
                -----------------------

                (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Average Closing Price. Parent and the Securityholder Agents shall certify such determined value in a certificate signed by both Parent and the Securityholder Agents, and shall deliver such certificate to the Escrow Agent.

           (e) Objections to Claims. At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agents and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agents to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

           (f)  Resolution of Conflicts; Arbitration.
                ------------------------------------

                (i) In case the Securityholder Agents shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agents and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agents and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agents, either Parent or the Securityholder Agents may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Any such arbitration shall be held in Santa Clara County, California under the American Arbitration Association Commercial Arbitration Rules then in effect. Parent and the Securityholder Agents shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent, meaning that they may not be current or former employees or consultants or the Parent, Merger Sub, Company or Surviving Corporation. The arbitrators must disclose any circumstances likely to affect their independence pursuant to Rule 19 of the American Arbitration Association Commercial Arbitration Rules. The period of discovery shall be limited to 60 days and limited to relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half ( 1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agents shall be deemed to be the Non-Prevailing Party. Each party to an arbitration shall pay its own expenses and one half of (i) the fees of each arbitrator and (ii) the administrative costs of the arbitration.

           (g)  Securityholder Agents of the Shareholders; Power of Attorney.
                ------------------------------------------------------------

                (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Warren J. Packard and Scot E. Land shall be appointed as agents and attorneys-in-fact (each such natural person a "Securityholder Agent" and collectively, the "Securityholder Agents") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their dissenters' rights under California Law and a list of whom shall be provided to the Escrow Agent with evidence of the exercise of such dissenters' rights), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agents for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the each of the persons acting as Securityholder Agents may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in either of the positions of Securityholder Agents may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agents, and the Securityholder Agents shall not receive compensation for their services. The reasonable legal fees and expenses and other professional fees incurred by the Securityholder Agents in connection with the performance of such persons' duties hereunder shall be reimbursed from the Escrow Fund upon written request pursuant to Section 8.2(d) hereof; provided, however, that such expenses shall be paid
                          --------  -------
from the Escrow Fund after all allowed claims shall have been paid or sufficient amounts thereof have been set aside. Notices or communications to or from the Securityholder Agents shall constitute notice to or from each of the shareholders of the Company.

                (ii) Neither or the Securityholder Agents shall be liable for any act done or omitted hereunder as Securityholder Agents while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify each of the Securityholder Agents and hold each of the Securityholder Agents harmless against any loss, liability or expense incurred without negligence or bad faith on the part of such Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agents' duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agents.

           (h) Actions of the Securityholder Agents. A decision, act, consent or
               ------------------------------------
instruction of both of the Securityholder Agents shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agents as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agents.

           (i)  Third Party Claims.
                ------------------

                (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "Third Party Claim"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agents within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based (but in all events, at least five business days prior to the date that an answer to such Third Party Claim is due to be filed) setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; provided, however, that no delay or failure
                                   --------  -------
on the part of Parent in notifying the Securityholder Agents shall relieve the Securityholder Agents and the Company shareholders from any obligation hereunder unless the Securityholder Agents and the Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agents and the Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agents of a Third Party Claim. The notice from Parent to the Securityholder Agents shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agents thereof pursuant to Section 8.2(i)(a) hereinabove, the Securityholder Agents and the Company shareholders will be entitled, if the Securityholder Agents so elect by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company shareholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent, so long as:

                     (1) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                     (2) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; and

                     (3) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent.

     If the Securityholder Agents and the Company shareholders so assume any such defense, the Securityholder Agents and the Company shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agents and the Company shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

                (iii) In the event that the Securityholder Agents assume the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agents and the Company shareholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agents and the Company shareholders out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agents. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agents and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agents for investigation, depositions and trial.

                (iv) In the event that the Securityholder Agents fail or elect not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agents had the right to assume under Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agents. In the event that the Securityholder Agents are not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agents in connection therewith); provided, however, that except with the written consent
                       --------  -------
of the Securityholder Agents, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agents will cooperate with Parent or its affiliates, and will use its best efforts to cause the Company's shareholders, to cooperate in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

           (j)  Escrow Agent's Duties.
                ---------------------

                (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this

Agreement or involving its subject matter; provided, however, that in the event
                                           --------  -------
the Securityholder Agents shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company shareholder or Company shareholders, then Parent and the Surviving Corporation (1) shall jointly and severally indemnify and hold the Escrow Agent harmless and (2) shall have a right to reimbursement from the Escrow Fund, or if the amounts available therein are insufficient, from such Company shareholder or Company shareholders, in an amount equal to all amounts paid by the Parent or the Surviving Corporation to the Escrow Agent for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no
                                                      --------  -------
such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

           (k) Fees. All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

           (l) Maximum Liability and Remedies. Except for intentional fraud and
               ------------------------------
willful misconduct, (i) the rights of Parent to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement and (ii) no former shareholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

        9.1 Termination. Except as provided in Section 9.2 below, this Agreement
            -----------
may be terminated and the Merger abandoned at any time prior to the Closing
Date:

                (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

                (b) by either Parent or the Company if: (i) the Closing Date has not occurred by May 31, 2000 (or July 31, 2000 if HSR Approval has not been obtained or the Parent has not obtained a permit for the issuance of the Parent Common Stock from the California Department of Corporations prior to May 31,
2000) (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

                (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided,
                                                                   --------
however, that if such breach is curable by the Company within 10 days through
-------
the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within 10 days (but no cure period shall be required for a breach which by its nature cannot be cured);

                (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger
           --------  -------
Sub within 10 days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within 10 days (but no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. Except as set forth in Section 10.2, any
            ---------------------
termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law, prior
            ---------
to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company; provided, however, that after the approval of the Merger Agreement by the
--------  -------
shareholders of the Company, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the shareholders of the Company without the further approval of the shareholders of the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, the Securityholder Agents and by Company shareholders who receive more than 50% of the Parent Common Stock issued or to be issued pursuant to Section 1.6, or by all of the Company shareholders in the case of an amendment to Articles VIII.

        9.4 Extension; Waiver. At any time prior to the Effective Time, Parent
            -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              GENERAL PROVISIONS

        10.1 Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed given on (i) the date thereof if delivered personally, (ii) the next business day if delivered by commercial delivery service, (iii) three business days after being mailed by registered or certified mail (return receipt requested) or (iv) the date thereof if sent via facsimile (with acknowledgment of complete transmission and a confirming copy sent by mail) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to Parent or Merger Sub, to:

                  Cobalt Networks, Inc.
                  555 Ellis Street
                  Mountain View, California  94043
                  Attention:  Mr. Stephen W. DeWitt
                  Telephone:  (650) 623-2500
                  Facsimile:  (650) 623-2501

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California  94304
                  Attention:  Robert P. Latta, Esq.
                              and Julia Reigel, Esq.
                  Telephone:  (650) 493-9300
                  Facsimile:  (650) 845-5000

             (b)  if to the Company, to:

                  Chili!Soft, Inc.
                  13920 SE Eastgate Way, Suite 120
                  Bellevue, Washington 98005
                  Attention:  Mr. Bryan Grummon
                  Telephone:  (425) 957-1122
                  Facsimile:  (425) 562-9565

                  with a copy to:

                  Crosby, Heafey, Roach & May
                  Four Embarcadero Center, Suite 1900
                  San Francisco, California  94111-4106
                  Attention:  Dale S. Freeman, Esq.
                  Telephone:  (415) 543-8700
                  Facsimile:  (415) 391-8269

             (c)  if to the Securityholder Agents:

                  Warren L. Packard
                  c/o Draper Fisher Jurvetson
                  400 Seaport Court, Suite 250
                  Redwood City, CA 94063
                  Telephone:  (650) 599-9000
                  Facsimile:  (650) 599-9726

                  Scot E. Land
                  c/o Encompass Ventures
                  777 108th Avenue NE
                  Suite 2300
                  Bellevue, WA 98004
                  Telephone:  (425) 468-3900
                  Facsimile:  (425) 468-3901

             (d)  if to the Escrow Agent:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York  10286
                  Attention:  Matt Louis, Escrow Unit
                  Telephone:  (212) 815-7172
                  Facsimile:  (212) 815-7181

        10.2  Expenses.
              --------

                (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

                (b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company.

        10.3 Interpretation. The words "include," "includes" and "including"
             --------------
when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.4 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.5 Entire Agreement; Assignment. Except for the Confidentiality
             ----------------------------
Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        10.6 Severability. In the event that any provision of this Agreement or
             ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.7 Other Remedies. Except as otherwise provided herein (including as
             --------------
set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.8 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the Merger Agreement shall be governed by California
--------  -------
Law. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.9 Rules of Construction. The parties hereto agree that they have been
             ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.10 Specific Performance. The parties hereto agree that irreparable
              --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agents (as to Articles VI and VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

CHILI!SOFT, INC.                    COBALT NETWORKS, INC.
a California corporation            a Delaware corporation

By:  /s/ Bryan Grummon              By:  /s/ Gary A. Martell
     -----------------------             ---------------------------
     Bryan Grummon                       Gary A. Martell
     Chief Executive Officer             Chief Operating Officer

SECURITYHOLDER AGENTS:              BLUE TORTILLA ACQUISITION CORP.
                                    a California corporation

/s/ Warren J. Packard               By:  /s/ Gary A. Martell
----------------------------             ---------------------------
Warren J. Packard                        Gary A. Martell
                                         Chief Operating Officer

/s/ Scot E. Land
----------------------------
Scot E. Land